Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2007 (except for the matter discussed in Note 16(b), as to which the date is October 15, 2007), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-144776) and related Prospectus of IXI Mobile Inc. for the registration of 25,537,914 Shares of its Common Stock and 1,100,000 of its Warrants.

/s/ Kost Forer Gabbay & Kaiserer
Kost Forer Gabbay & Kaiserer
       A memeber of Ernst & Young Global

October 15, 2007